Exhibit 32.1

Each of Donald L. Grill, Chief Executive Officer and President, and Ronald L. Justice, Principal Financial Officer, of Fentura Financial, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Fentura Financial, Inc.

Dated: March 16, 2012

/s/ Donald L. Grill
Donald L. Grill
Chief Executive Officer and President

/s/ Ronald L. Justice
Ronald L. Justice
Principal Financial Officer